Exhibit 10.20

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”) is made effective as of June 15, 2012 (the “Effective Date”) by and between Ivan Bergstein, M.D., an individual with a place of business at 750 Lexington Avenue, 6th Floor, New York, NY 10022 (“Assignor”) and Stemline Therapeutics, Inc., a Delaware corporation with a place of business at 750 Lexington Avenue, 6th Floor, New York, NY 10022 (“Assignee”).  Assignor and Assignee are each hereafter referred to individually as a “Party” and together as the “Parties”.

WHEREAS Assignor is the owner of certain proprietary Patent Rights and Related Technology (as such terms are defined below); and

WHEREAS Assignor and Assignee entered into an Exclusive License Agreement on December 1, 2003, as subsequently amended by Assignor’s Employment Agreement on October 9, 2007 (as amended, the “License Agreement”), under which Assignee obtained an exclusive license from Assignor under such Patent Rights and Related Technology to develop, make, use and commercialize pharmaceutical products; and

WHEREAS, in connection with the initial public offering of the Assignee’s Common Stock (the “IPO”), Assignor desires to assign to Assignee all of Assignor’s right, title and interest in and to the Patent Rights and Related Technology, and Assignee desires to accept such assignment, on the terms and subject to the conditions of this Agreement; and

WHEREAS, upon such assignment becoming effective hereunder the Parties desire to terminate the License Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                       DEFINITIONS

For purposes of this Agreement, the terms defined in this Article 1 shall have the meanings specified below, whether used in their singular or plural form:

“Patent Rights” shall mean any of the patents and patent applications described in Schedule A attached hereto, together with any divisionals, continuations, continuations-in-part, reissues, reexaminations, confirmations, revalidations, registrations, patents of addition, renewals, extensions or substitutes thereof, or any future patent issuing therefrom or any supplementary protection certificates related thereto, and any corresponding or equivalent domestic or foreign patent applications or issued patents.

“Related Technology” shall mean and include all Technology that is (i) owned by Assignor as of the Effective Date, (ii) related to any patent or patent application included in the Patent Rights and (iii) necessary or useful for Assignee to practice the Patent Rights.

“Shares” shall mean shares of the Common Stock of Assignee.

“Technology” shall mean and include any and all unpatented inventions, discoveries, biologic materials, data, results, formulae, designs, specifications, methods, processes, formulations, techniques, know-how, technical information (including, without limitation, structural and functional information), process information, pre-clinical information, clinical information, and any and all proprietary biological, chemical, pharmacological, toxicological, pre-clinical, clinical, assay, control and manufacturing data and materials.

“Trading Market” shall mean (i) NASDAQ Capital Market, (ii) the NASDAQ Global Market, (iii) the NASDAQ Global Select Market or (iv) the New York Stock Exchange, including NYSE Amex Equities.

“Volume Weighted Average Price” means, for the applicable date, the price determined by the average of the daily volume weighted average price of the Common Stock of Assignee for the twenty (20) consecutive trading days ending on the trading day immediately before the applicable date on the applicable Trading Market as reported by Bloomberg L.P., based on a trading day from 9:30 a.m. to 4:02 p.m. (New York City time).

2.                                       ASSIGNMENT OF PATENT RIGHTS AND RELATED TECHNOLOGY; TERMINATION OF LICENSE AGREEMENT

2.1                                 Assignment.  Effective immediately prior to the Registration Statement for the IPO being declared effective by the Securities and Exchange Commission (the “Transfer Event”), Assignor hereby assigns, sells, transfers and conveys to Assignee all of his right, title and interest in and to the Patent Rights and Related Technology, free and clear of any liens, claims or encumbrances, and Assignee hereby accepts such assignment, sale, transfer and conveyance.

2.2                                 Documentation and Cooperation.  Assignor agrees to cooperate with Assignee by taking all actions reasonably requested by Assignee, at Assignee’s expense, to assist Assignee to obtain and enforce proprietary protection for the Patent Rights and Related Technology and shall execute all documents which Assignee shall reasonably request in connection therewith.  Assignor hereby appoints Assignee his agent to execute and deliver any such documents on his behalf in the event he should fail or refuse to do so within a reasonable period following Assignee’s request.  Without limiting the generality of the foregoing, Assignor shall, prior to the Transfer Event, deliver to Assignee any Related Technology that is in his possession and has not already been provided to Assignee, if any, and execute and deliver to Assignee all necessary forms of assignment and related documentation covering the Patent Rights to record the assignment hereunder in all applicable jurisdictions.  Assignee shall hold such forms of assignment and related documentation in escrow until the Transfer Event occurs.

2.3                                 Termination of License Agreement.  Effective upon the Transfer Event, the License Agreement shall automatically terminate in its entirety and be of no further force or effect, including with respect to any provisions thereof that purport to survive a termination of the License Agreement in accordance with its terms.

2.4                                 Release.  Each Party hereby forever and unconditionally waives, releases and discharges the other Party from all claims, causes of action, suits, proceedings and other demands, whether now known or unknown, relating to the License Agreement that exist or may exist as of the date of this Letter of Agreement or at any time thereafter, including without limitation any payment or reimbursement obligations.

3.                                       CONSIDERATION

3.1                                 Amounts and Timing of Payments.  Assignee shall pay Assignor, in a combination of cash and Shares (as more fully set forth in Section 3.2 below), an aggregate amount of Two Million Dollars ($2,000,000) in the following installments:

(a)                                  Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven Dollars ($666,667) on or before the first anniversary of the Transfer Event, and

(b)                                 Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven Dollars ($666,667) on or before the second anniversary of the Transfer Event, and

(c)                                  Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six Dollars ($666,666) on or before the third anniversary of the Transfer Event.

3.2                                 Payments in Cash and Shares.

(a)                                  Assignee shall pay Assignor at least forty percent (40%) of each of the payments under Section 3.1 in cash.  Subject to the condition that Assignee shall have theretofore obtained any Assignee stockholder vote or consent required by applicable law or regulation or rule of any national securities exchange to which Assignee is subject, Assignee may pay the remaining sixty percent (60%) in Shares or in a combination of cash and Shares.

(b)                                 The Shares issued as payment hereunder shall be valued based on (i) the Volume Weighted Average Price of such Shares determined as of the date payment is due under Section 3.1 or, if Assignee is not then a publicly traded company, or the Volume Weighted Average Price of the Shares cannot be determined for any other reason, then, subject to Section 3.2(c), (ii) the good faith determination of the fair market value of the Shares by the Assignee’s Board of Directors.

(c)                                  If Assignor does not agree with the fair market value of the Shares as determined by Assignee’s Board of directors, and notifies the Assignee of such disagreement within ten (10) days following the determination thereof, then the Shares issued as payment hereunder shall be based on their fair market value determined as follows:  Assignee and Assignor shall select an independent appraiser experienced in conducting business valuations (an “Independent Appraiser”) to determine the fair market value of the Shares, which determination shall be made within twenty (20) days of selection of the Independent Appraiser.  If Assignee and Assignor are unable to agree on an Independent Appraiser, then the Assignee and Assignor, by notice to each other, shall each select an Independent Appraiser to determine the fair market value of the Shares, which determination shall be made within twenty (20) days of selection of the first Independent Appraiser.  If either the Assignee or Assignor fail to appoint such an Independent Appraiser within ten (10) days after the other party has delivered notice of its selection of an Independent Appraiser, then the Independent Appraiser appointed by the party that first delivered its notice shall make the determination of fair market value of the Shares and such determination shall govern.  If two Independent Appraisers are appointed and they agree upon a fair market value for the Shares, then their joint determination shall govern.  If two Independent Appraisers are appointed and are unable to agree upon a fair market value within such twenty (20) day period, then the two Independent Appraisers shall, within ten (10) days thereafter, select a third Independent Appraiser.  The third Independent Appraiser shall, within fifteen (15) days following such Independent Appraiser’s appointment, select one of the two other valuations as constituting fair market value.  All decisions of any Independent Appraiser shall be rendered in writing and shall be signed by such Independent Appraiser.  The fair market value of the Shares as determined in accordance with the foregoing procedures shall be conclusive, final and binding on the Assignee and Assignor.  The costs of the fair market value determination shall be borne by Assignee if the fair market value determined in accordance with the foregoing procedures is greater than the fair market value that was determined by Assignee’s Board of Directors, and otherwise the costs shall be borne by Assignor.

(d)                                 All Shares issued hereunder shall be issued pursuant to a stock subscription agreement in substantially the form attached hereto as Exhibit A.

3.3                                 Piggyback Registration Rights.  In the event that the Assignee proposes to register any of its securities following the IPO, other than a registration on Form S-4 or Form S-8 (each as promulgated under the Securities Act of 1933, as amended) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Assignee shall use its commercially reasonable efforts to cause all such Shares issued as a payment hereunder to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that, the number of such shares included in such registration may be reduced to the extent that the Assignee is advised that the inclusion of all shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the shares proposed to be registered by the Assignee.  Any Shares will also be subject to any other conditions and restrictions placed by Assignee or its underwriter on other shares of Common Stock owned by Assignor or his assigns.

4.                                       REPRESENTATIONS AND WARRANTIES

4.1                                 Assignor Representations. Assignor represents and warrants to Assignee that:

(a)                                  This Agreement is a legal and valid obligation binding upon Assignor and enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Parties does not conflict with any agreement, instrument or understanding to which Assignor is a party or by which he is bound.

(b)                                 Assignor has the full right and legal capacity to grant the rights granted to Assignee hereunder without violating the rights of any Third Party.

(c)                                  To the best of Assignor’s knowledge, the Patent Rights have been properly filed and prosecuted and Assignor is the sole owner of the Patent Rights, except with respect to those Patent Rights that are jointly owned by the Assignee, in which case the Assignor and the Assignee are the only owners.

(d)                                 Without conducting an independent investigation, Assignor is not aware of any Third Party patent, patent application or other intellectual property rights that would be infringed by making, using, offering for sale, selling or importing products covered by the Patent Rights.

(e)                                  Assignor is not aware of any infringement or misappropriation by a Third Party of the Patent Rights.

4.2                                 Assignee Representations. Assignee represents and warrants to Assignor that:

(a)                                  the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate Assignee corporate action; and

(b)                                 this Agreement is a legal and valid obligation binding upon Assignee and enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Parties does not conflict with any agreement, instrument or understanding to which Assignee is a party of or by which it is bound.

4.3                                 No Warranties.

4.3.1                        Nothing in this Agreement is or shall be construed as:

(a)                                  a warranty or representation by either Party as to the validity or scope of any patent application or patent licensed hereunder; or

(b)                                 a warranty or representation that anything made, used, sold or otherwise disposed of under the Patent Rights or through the use of the Related Technology is or will be free from infringement of patents, copyrights, and other rights of third parties.

4.3.2                        Except as expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF NON-INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OF THIRD PARTIES, OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

5.                                       TERMINATION

If the Transfer Event does not occur on or before December 31, 2012, then either Party may terminate this Agreement effective immediately upon written notice to the other Party, in which case this Agreement will be of no further force and effect and will be deemed void ab initio.  This Agreement is otherwise perpetual and irrevocable.

6.                                       MISCELLANEOUS

6.1                                 Notification. All notices and other communications hereunder shall be in writing, shall be addressed to the receiving Party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by facsimile transmission (to be followed with written fax confirmation), (iii) sent by private courier service providing evidence of receipt, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid. The addresses and other contact information for the Parties are as follows:

If to Licensor:                                                                      Ivan Bergstein, M.D.

c/o Stemline Therapeutics, Inc.

750 Lexington Avenue

Sixth Floor

New York, NY 10022

Tel: 646-502-2303

With a copy to:                                                             Katten Muchin Rosenman LLP

575 Madison Avenue

New York, NY 10022-2585

ATTN:  Steve G. Eckhaus, Esq.

Tel: 212-940-8860

Fax: 212-894-5925

If to Licensee:                                                                     Stemline Therapeutics, Inc.

750 Lexington Avenue

Sixth Floor

New York, NY 10022

Tel: 646-502-2310

With a copy to:                                                             Edwards Wildman Palmer LLP

111 Huntington Avenue

Boston, MA 02199-7613

ATTN: James T. Barrett, Esq.

Tel: 617-239-0100

Fax: 866-955-8604

All notices, requests and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by the recipient, (iii) if sent by private courier, on the day such notice is delivered to the recipient, or (iv) if sent by registered or certified mail, on the fifth (5th) business day following the day such mailing is made.

6.2                                 Governing Law. This Agreement will be construed, interpreted and applied in accordance with the laws of the State of New York (excluding its body of law controlling conflicts of law).

6.3                                 Entire Agreement. This is the entire Agreement between the Parties with respect to the subject matter hereof and supersedes all prior representations, understandings and agreements between the Parties with respect to the subject matter hereof. No modification shall be effective unless in writing with specific reference to this Agreement and signed by the Parties.

6.4                                 Waiver. The terms or conditions of this Agreement may be waived only by a written instrument executed by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a continuing waiver of such condition or term or of another condition or term.

6.5                                 Headings. Section and subsection headings are inserted for convenience of reference only and do not form part of this Agreement.

6.6                                 Assignment.  This Agreement may not be assigned, delegated, assumed or otherwise transferred, in whole or part, by either Party without the prior express written consent of the other; provided, however, that the Assignee may, without the written consent of the Assignor, assign this Agreement and its rights and delegate its obligations hereunder in connection with the transfer or sale of all or substantially all of Assignee’s assets or business, or in the event of its merger, consolidation, change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment in violation of this Section 6.6 shall be void. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the heirs and permitted successors and assigns of the Parties.

6.7                                 Construction. The Parties hereto acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

6.8                                 Severability. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the Term hereof, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby. The Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid, illegal or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

6.9                                 Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

6.10                           Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

STEMLINE THERAPEUTICS, INC.

By	/s/ Kenneth Hoberman
	Name:	Kenneth Hoberman
	Title:	Vice President of Operations

IVAN BERGSTEIN, M.D.

/s/ Ivan Bergstein, M.D.

Schedule A

Patent Rights

Patent; Patent Application No.	Title
8,038,998; 11/271,381	Methods of cancer therapy targeted against a cancer stemline
7,361,336; 09/468,286	Methods of cancer therapy targeted against a cancer stem line
7,427,400; 11/583,857	Methods of cancer diagnosis and therapy targeted against a stem line
7,504,103; 11/583,841	Methods of cancer diagnosis and therapy targeted against a stem line
7,608,259; 11/583,744	Methods of cancer diagnosis and therapy targeted against a cancer stem line
13/230,220	Novel methods of cancer diagnosis and therapy targeted against a cancer stem line
11/900,029	Cancer stem cell-targeted cancer therapy
11/899,690	Monitoring cancer stem cells
6,004,528; 08/933,330	Novel methods of cancer diagnosis and therapy targeted against the cancer stemline
12/187,198	Novel methods of cancer diagnosis and therapy targeted against a cancer stem line
12/187,177	Novel methods of cancer diagnosis and therapy targeted against a cancer stem line
10/849,037	Methods of manipulating the fate of cells
8,163,279; 12/082,940	IL3Ralpha antibody conjugates and uses thereof
11/899,687	Cancer therapy with cantharidin and cantharidin analogs
61/647,615 (Provisional)	Cancer stem cell targeted cancer vaccines
61/612,826 (Provisional)	Methods for treating and monitoring the status of cancer

Exhibit A

Stock Subscription Agreement

STOCK SUBSCRIPTION AGREEMENT

THIS STOCK SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of [•] (the “Effective Date”) by and among Stemline Therapeutics, Inc, a Delaware corporation (the “Company”) and Ivan Bergstein, M.D. (the “Purchaser”).

In consideration of the mutual covenants and representations herein set forth, the Purchaser and the Company, intending to be legally bound, hereby agree as follows:

1.               Purchase and Sale of the Shares.  The Company agrees to issue to the Purchaser, in accordance with the terms and provisions of the Assignment Agreement dated as of June 15, 2012 between the Company and the Purchaser, and for no additional consideration, an aggregate of [•] shares (the “Shares”) of the Company’s Common Stock, subject to the terms and provisions of this Agreement.

2.               Representations of the Purchaser.  In connection with the purchase of the Shares, the Purchaser hereby represents to the Company as of the Effective Date as follows:

(a)          The Purchaser is acquiring the Shares for investment for the Purchaser’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares being purchased by the Purchaser.

(b)         The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with its management.  The Purchaser has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction.  The Purchaser acknowledges that the Purchaser’s investment in the Company is highly speculative and entails a substantial degree of risk and that the Purchaser is in a position to lose the entire amount of such investment.

(c)          The Purchaser acknowledges and understands that the Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein.  The Purchaser further understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

3.               Representations of the Company.  In connection with the issuance of the Shares, the Company hereby represents to the Purchaser as of the Effective Date as follows:

(a)          Organization and Good Standing; Power and Authority; Qualifications.  The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently conducted and as proposed to be conducted and (iii) has all requisite power and authority to enter into and carry out the transactions contemplated by this Agreement.

(b)         Authorization.  The execution, delivery and performance of this Agreement, and the transactions contemplated herein, have been duly authorized by all requisite corporate action on the part of the Company.  This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) general principles of equity that restrict the availability of equitable remedies.

(c)          Authorization and Issuance of the Shares.  The authorization, issuance, sale and delivery of the Shares have been duly authorized by all requisite corporate action on the part of the Company, and when issued, sold and delivered in accordance with this Agreement and the terms of the Company’s Certificate of Incorporation, as amended, the Shares will be validly issued and outstanding, fully paid and nonassessable, and free and clear of any mortgages, judgments, claims, liens, security interests, pledges, escrows, charges or other encumbrances of any kind or character arising from the actions of the Company (“Encumbrances”), and not subject to preemptive or similar rights of the stockholders of the Company.

(d)         No Conflict.  The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement will not (i) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets, (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrances (other than one which would not have a material adverse effect) upon any of its properties or assets under, any contract to which it is a party or (iii) violate its Certificate of Incorporation, as amended, or By-Laws.

4.               Legend.  Any share certificate evidencing the Shares issued hereunder shall be endorsed with the following legend (in addition to any other legend required under applicable securities laws or corporate laws or any other contract among the Purchaser and the Company):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE.  THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

5.               General Provisions.

(a)          This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding its conflict of law principles.  Any dispute or issue arising hereunder, including any alleged breach by any party, shall be heard, determined and resolved by an action commenced in the state or federal courts in New York, New York, which the parties hereby agree shall have proper jurisdiction and venue over the issues and the parties.

(b)         Any notice, demand or request required or permitted to be given by the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when (i) delivered personally or (ii) deposited in the U.S. mail, first class, with postage prepaid, or (iii) sent by a nationally recognized overnight courier service, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

(c)          The Company may assign its rights, benefits and obligations under this Agreement only with the prior written consent of the Purchaser, and the Purchaser may assign its rights, benefits and obligations under this Agreement only with the prior written consent of the Company, provided however that no such consent of the Purchaser shall be required if the Agreement is assigned by the Company to an entity acquiring substantially all of the Company’s assets, or in the event of a merger, consolidation, change in control or similar transaction of the Company.  Any transferee of the rights and obligations of a party under this Agreement must agree to be subject to the terms and conditions hereof with respect to the transferring party.  Any attempted assignment in contravention of this Section 5(c) shall be null and void.

(d)         Any party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party thereafter from enforcing each and every other provision of this Agreement.  The rights granted to the parties hereunder are cumulative and shall not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

(e)          The Purchaser and the Company agree upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(f)            This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede in their entirety all other or prior agreements between or among the Company and the Purchaser regarding the subjects hereof and thereof.

(g)         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or “.pdf,” such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or .pdf signature were the original thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Stock Subscription Agreement to be duly executed as of the Effective Date.

COMPANY:

STEMLINE THERAPEUTICS, INC.

By:
Name:
Title:

Address:

Stemline Therapeutics, Inc.
750 Lexington Avenue
Sixth Floor
New York, NY 10022
Tel: 646-502-2310

PURCHASER

Ivan Bergstein, M.D.

Address

Ivan Bergstein, M.D.
c/o Stemline Therapeutics, Inc.
750 Lexington Avenue
Sixth Floor
New York, NY 10022
Tel: 646-502-2303